                                                                    EXHIBIT 20.3

                          TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                   MARCH 1998

=============================================================================================================================
TOTAL TRUST PERFORMANCE                              OCTOBER 1997                                 NOVEMBER 1997
=============================================================================================================================
TOTAL ENDING BALANCE:                     3,267,905,293                                3,227,568,983
ENDING PRINCIPAL BALANCE:                 3,164,194,315                                3,117,819,987
ENDING NON-PRINCIPAL BALANCE:               103,710,978                                  109,748,996

INVESTOR PERCENTAGE:                             45.53%                                       46.74%

YIELD:                                       58,638,817                 21.66%            52,107,203                 19.76%

CHARGE-OFFS:                                (19,398,962)                -7.17%           (20,424,804)                -7.75%

NET YIELD: (YIELD - C/O)                                                14.50%                                       12.02%

=============================================================================================================================
SERIES 1996-1                                        OCTOBER 1997                                 NOVEMBER 1997
=============================================================================================================================

    Month-End Investor Balance            1,115,151,821                                1,115,151,821
    Investor Percentage                          34.33%                                       35.24%
    THREE-MONTH-AVG EXCESS SERVICING                                     4.87%                                        5.24%

Yield:                                       20,132,564                 21.66%            18,364,056                 19.76%

    Charge-Offs                              (6,660,278)                -7.17%            (7,198,280)                -7.75%
    Certificate Interest                     (5,793,285)                -6.23%            (5,018,570)                -5.40%
    Servicing Fee                            (1,858,586)                -2.00%            (1,858,586)                -2.00%

EXCESS SERVICING:                             5,820,414                  6.26%             4,288,619                  4.61%
=============================================================================================================================
SERIES 1996-2                                        OCTOBER 1997                                 NOVEMBER 1997
=============================================================================================================================

    Month-End Investor Balance              363,636,975                                  363,636,975
    Investor Percentage                          11.20%                                       11.49%
    THREE-MONTH-AVG EXCESS SERVICING                                     5.08%                                        5.29%

Yield:                                        6,571,262                 21.69%             5,994,418                 19.78%

    Charge-Offs                              (2,171,833)                -7.17%            (2,347,269)                -7.75%
    Certificate Interest                     (1,773,260)                -5.85%            (1,859,431)                -6.14%
    Servicing Fee                              (606,062)                -2.00%              (606,062)                -2.00%

EXCESS SERVICING:                             2,020,108                  6.67%             1,181,657                  3.90%
=============================================================================================================================


================================================================================================================================
TOTAL TRUST PERFORMANCE                              DECEMBER 1997                                   JANUARY 1998
================================================================================================================================
TOTAL ENDING BALANCE:                     3,266,157,732                                   2,108,831,194
ENDING PRINCIPAL BALANCE:                 3,151,997,850                                   2,023,905,268
ENDING NON-PRINCIPAL BALANCE:               114,159,882                                      84,925,926

INVESTOR PERCENTAGE:                             47.43%                                          71.06%

YIELD:                                       60,662,553                 23.35%               36,423,038                 21.00%

CHARGE-OFFS:                                (22,595,646)                -8.70%               (8,698,807)                -5.02%

NET YIELD: (YIELD - C/O)                                                14.65%                                          15.99%

================================================================================================================================
SERIES 1996-1                                        DECEMBER 1997                                   JANUARY 1998
================================================================================================================================

    Month-End Investor Balance            1,115,151,821                                   1,115,151,821
    Investor Percentage                          35.77%                                          53.59%
    THREE-MONTH-AVG EXCESS SERVICING                                     5.75%                                           6.22%

Yield:                                       21,697,198                 23.35%               19,517,597                 21.00%

    Charge-Offs                              (8,081,793)                -8.70%               (4,661,330)                -5.02%
    Certificate Interest                     (5,831,978)                -6.28%               (5,878,078)                -6.33%
    Servicing Fee                            (1,858,586)                -2.00%               (1,858,586)                -2.00%

EXCESS SERVICING:                             5,924,841                  6.38%                7,119,603                  7.66%
================================================================================================================================
SERIES 1996-2                                        DECEMBER 1997                                   JANUARY 1998
================================================================================================================================

    Month-End Investor Balance              363,636,975                                     363,636,975
    Investor Percentage                          11.66%                                          17.47%
    THREE-MONTH-AVG EXCESS SERVICING                                     5.81%                                           6.30%

Yield:                                        7,081,539                 23.37%                6,370,563                 21.02%

    Charge-Offs                              (2,635,371)                -8.70%               (1,520,001)                -5.02%
    Certificate Interest                     (1,763,926)                -5.82%               (1,771,968)                -5.85%
    Servicing Fee                              (606,062)                -2.00%                 (606,062)                -2.00%

EXCESS SERVICING:                             2,076,180                  6.85%                2,472,532                  8.16%
================================================================================================================================


================================================================================================================================
TOTAL TRUST PERFORMANCE                              FEBRUARY 1998                                   MARCH 1998
================================================================================================================================
TOTAL ENDING BALANCE:                     2,085,013,434                                   2,084,155,460
ENDING PRINCIPAL BALANCE:                 2,001,101,636                                   2,004,851,422
ENDING NON-PRINCIPAL BALANCE:                83,911,798                                      79,304,038

INVESTOR PERCENTAGE:                             73.07%                                          73.90%

YIELD:                                       36,225,165                 21.48%               41,595,765                 24.94%

CHARGE-OFFS:                                (10,478,267)                -6.21%               (9,462,225)                -5.67%

NET YIELD: (YIELD - C/O)                                                15.27%                                          19.27%

================================================================================================================================
SERIES 1996-1                                        FEBRUARY 1998                                   MARCH 1998
================================================================================================================================

    Month-End Investor Balance            1,115,151,821                                   1,115,151,821
    Investor Percentage                          55.10%                                          55.73%
    THREE-MONTH-AVG EXCESS SERVICING                                     7.35%                                           9.01%

Yield:                                       19,959,708                 21.48%               23,180,029                 24.94%

    Charge-Offs                              (5,773,422)                -6.21%               (5,273,004)                -5.67%
    Certificate Interest                     (4,882,257)                -5.25%               (5,483,407)                -5.90%
    Servicing Fee                            (1,858,586)                -2.00%               (1,858,586)                -2.00%

EXCESS SERVICING:                             7,445,443                  8.01%               10,565,031                 11.37%
================================================================================================================================
SERIES 1996-2                                        FEBRUARY 1998                                   MARCH 1998
================================================================================================================================

    Month-End Investor Balance              363,636,975                                     363,636,975
    Investor Percentage                          17.97%                                          18.17%
    THREE-MONTH-AVG EXCESS SERVICING                                     7.66%                                           9.16%

Yield:                                        6,514,279                 21.50%                7,564,991                 24.96%

    Charge-Offs                              (1,882,640)                -6.21%               (1,719,460)                -5.67%
    Certificate Interest                     (1,609,326)                -5.31%               (1,799,953)                -5.94%
    Servicing Fee                              (606,062)                -2.00%                 (606,062)                -2.00%

EXCESS SERVICING:                             2,416,251                  7.97%                3,439,516                 11.35%
================================================================================================================================

  Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.